BMC Stock Holdings, Inc. Announces 2019 First Quarter Results

Raleigh, NC - May 1, 2019 - BMC Stock Holdings, Inc. (Nasdaq: BMCH) (“BMC” or the “Company”), one of the leading providers of diversified building products, services and innovative solutions in the U.S. residential construction market, today announced its financial results for the first quarter ended March 31, 2019. A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is provided in the “Reconciliation of GAAP to Non-GAAP Measures” section of this press release.

First Quarter 2019 Highlights (Comparisons are to Prior Year Period)

•	Net sales of $825.4 million, a decrease of 1.1% primarily driven by commodity price deflation and one less selling day, partially offset by other organic growth of 3.2% and acquisition growth of 3.2%

•	Net income of $20.4 million, an increase of $5.0 million

•	Adjusted EBITDA (non-GAAP) of $54.4 million, an increase of $7.2 million or 15.3%

•	Adjusted EBITDA margin (non-GAAP) of 6.6%, an increase of 90 basis points

•	Diluted earnings per share of $0.30, an increase of $0.07

•	Adjusted net income per diluted share (non-GAAP) of $0.37, an increase of $0.08

•	Cash provided by operating activities of $77.8 million, an increase of $54.5 million

•	Completed the acquisitions of Barefoot and Company and Locust Lumber enhancing the Company’s market position in Charlotte, NC

•	Repurchased 0.9 million shares at an average price of $17.07 during the quarter

“Coming on the heels of our exceptional 2018 operating performance, we are pleased to deliver a strong start to 2019, reflecting continued solid execution of our strategy and stable levels of construction activity in our markets,” said Dave Flitman, President and Chief Executive Officer of BMC. “Solid 3.2% organic growth helped to offset the top line declines we projected due to commodity price deflation and one less selling day, and our team’s commitment to driving continuous improvement led to increased profitability and cash generation. Specifically, we grew net income by 32.5% to $20.4 million, more than tripled our cash provided by operating activities to $77.8 million and increased our Adjusted EBITDA by 15.3% to $54.4 million while improving Adjusted EBITDA margin by 90 basis points. In addition, we completed the acquisitions of Barefoot and Company and Locust Lumber in the Charlotte, NC market and continue to explore numerous opportunities for additional strategic bolt-on acquisitions.”

First Quarter 2019 Summary of Financial Results
During the three months ended March 31, 2019, the Company generated strong improvements in net income, diluted earnings per share, Adjusted EBITDA (non-GAAP) and operating cash flow.

	Three Months Ended March 31,
(in thousands, except per share data)	2019	2018	Variance
Net sales	$825,405	$834,202	$(8,797)

Net income and EPS
Net income (GAAP)	$20,350	$15,359	$4,991
Diluted earnings per share (GAAP)	$0.30	$0.23	$0.07
Adjusted net income (non-GAAP)	$25,037	$19,574	$5,463
Adjusted net income per diluted share (non-GAAP)	$0.37	$0.29	$0.08

Adjusted EBITDA (non-GAAP)	$54,400	$47,180	$7,220
Adjusted EBITDA margin (non-GAAP)	6.6%	5.7%	0.9%

Net cash provided by operating activities	$77,759	$23,212	$54,547
First Quarter 2019 Financial Results Compared to Prior Year Period

•
Net sales decreased 1.1% to $825.4 million, primarily driven by commodity price deflation. Specifically, the Company estimates that net sales decreased 4.7% from lumber & lumber sheet goods commodity price deflation, 1.6% from one less selling day versus the prior year period and 1.2% from the disposition of the Coleman Floor business. These decreases were partially offset by an increase of 3.2% from the acquisitions of Barefoot and Company, Locust Lumber and Shone Lumber (in the prior year) and an increase of 3.2% from other organic growth.

•
Gross profit increased 8.6% to $216.1 million. Gross profit as a percentage of sales (gross margin) was 26.2%, as compared to 23.9% for the first quarter of 2018. This result reflects a 310 basis point year-over-year improvement in gross margin within the lumber and lumber sheet goods category and a 570 basis point improvement within structural components.

•
Selling, general and administrative (“SG&A”) expenses increased $9.7 million to $169.9 million. Approximately $5.4 million of this increase related to selling, general and administrative expenses of Barefoot and Company, Locust Lumber and Shone Lumber and $4.7 million of this increase related to variable compensation such as salesperson commissions, stock-based compensation, profit-based incentives and related payroll taxes and benefits. These increases were partially offset by a net decrease of $0.4 million in other SG&A expenses.  SG&A expenses as a percent of net sales were 20.6%, compared with 19.2% for the first quarter of 2018, primarily as a result of deflation in the selling prices of lumber and lumber sheet goods.

•	Depreciation expense, including the portion reported within cost of sales, increased to $12.4 million, compared to $12.0 million in the first quarter of 2018.

•
Merger and integration costs increased to $2.8 million, consisting primarily of system integration costs and non-cash charges related to the to the write-down of certain long-lived assets, compared to $1.7 million in the first quarter of 2018.

•
Amortization expense increased to $4.3 million, compared to $3.7 million in the first quarter of 2018 primarily due to amortization of intangible assets acquired in the Barefoot and Company, Locust Lumber and Shone Lumber acquisitions.

•	Interest expense was $6.0 million in the first quarter of 2019 and 2018, respectively.

•
Other income, net, increased to $2.9 million, which was derived primarily from state and local tax incentives, interest income and customer service charges, compared to $2.0 million in the first quarter of 2018. This increase resulted primarily from an increase in interest income.

•	Net income increased to $20.4 million, or $0.30 per diluted share, compared to $15.4 million, or $0.23 per diluted share, in the first quarter of 2018.

•
Adjusted net income (non-GAAP) increased to $25.0 million, or $0.37 per diluted share (non-GAAP), compared to Adjusted net income of $19.6 million, or $0.29 per diluted share, in the first quarter of 2018.

•	Adjusted EBITDA (non-GAAP) increased 15.3% to $54.4 million, compared to $47.2 million in the first quarter of 2018.

•	Adjusted EBITDA margin (non-GAAP), defined as Adjusted EBITDA as a percentage of net sales, expanded 90 basis points to 6.6%.

•	Cash provided by operating activities increased $54.5 million to $77.8 million, primarily due to improved profitability and the timing of vendor payments.

Liquidity and Capital Resources
Total liquidity as of March 31, 2019 was approximately $459.3 million, which included cash and cash equivalents of $141.6 million and $317.7 million of borrowing availability under the Company’s asset-backed revolver. Capital expenditures during the first quarter of 2019, net of proceeds from the sale of property, equipment and real estate, totaled $13.1 million. These expenditures were primarily used to fund purchases of vehicles and equipment to replace aged assets and support increased sales volume, and facility, technology and automation investments to support our operations.

Acquisitions
As previously reported, on January 14, 2019 and February 8, 2019, respectively, the Company completed the acquisitions of Barefoot and Company and Locust Lumber, both in Charlotte, NC.  Together, these businesses generated approximately $105 million in 2018 net sales.  The addition of these two businesses makes BMC one of the top players in the building products and solutions space in the Charlotte market.

Stock Repurchases
On November 26, 2018, the Company announced that its board of directors authorized a $75.0 million share repurchase program. In the first quarter of 2019, the Company repurchased 0.9 million shares at an average price of $17.07 per share. As of May 1, 2019, the Company had approximately $55.7 million of capacity remaining under the current share repurchase authorization.

Conference Call Information
BMC will host a conference call on Wednesday, May 1, 2019 at 8:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. Prior to the call, an earnings release presentation will be posted on the Company’s investor relations website - ir.buildwithbmc.com - in the “Events and Presentations” tab under the heading “Presentation Archive.” The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for both the live call and the replay is 13689221. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 8, 2019. The live webcast of the conference call can be accessed on the Company’s investor relations website at ir.buildwithbmc.com and will be available for approximately 90 days.

Non-GAAP Financial Measures
This press release presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted net income to the most comparable GAAP measures and a discussion of the reasons why the Company believes that these non-

GAAP financial measures provide information that is useful to investors, see the tables included in this press release under "Reconciliation of GAAP to Non-GAAP Measures."

About BMC Stock Holdings, Inc.
With $3.7 billion in 2018 net sales, BMC is a leading provider of diversified building products, services and innovative solutions to builders, contractors and professional remodelers in the U.S. residential housing market. Headquartered in Raleigh, NC, the Company's comprehensive portfolio of products and solutions spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management services and an innovative eBusiness platform. BMC serves 45 metropolitan areas across 19 states, principally in the South and West regions.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as "may," "might," "predict," "future," "seek to," "assume," "goal," "objective," "continue," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "guidance," "possible," "predict," "propose," "potential" and "forecast," or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC's control. BMC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement; therefore, investors and shareholders should not place undue reliance on such statement. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication.
A number of important factors could cause actual results to differ materially from those indicated by forward-looking statements. These factors include without limitation:

•	the state of the homebuilding industry and repair and remodeling activity, the economy and the credit markets;

•	fluctuation of commodity prices and prices of our products as a result of national and international economic and other conditions;

•	the impact of potential changes in our customer or product sales mix;

•	our concentration of business in the Texas, California and Georgia markets;

•	the potential loss of significant customers or a reduction in the quantity of products they purchase;

•	seasonality and cyclicality of the building products supply and services industry;

•	competitive industry pressures and competitive pricing pressure from our customers and competitors;

•	our exposure to product liability, warranty, casualty, construction defect, contract, tort, employment and other claims and legal proceedings;

•	our ability to maintain profitability and positive cash flows;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	product shortages, loss of key suppliers or failure to develop relationships with qualified suppliers, and our dependence on third-party suppliers and manufacturers;

•	the implementation of our supply chain and technology initiatives;

•	the impact of long-term non-cancelable leases at our facilities;

•	our ability to effectively manage inventory and working capital;

•	the credit risk from our customers;

•	our ability to identify or respond effectively to consumer needs, expectations, market conditions or trends;

•	our ability to successfully implement our growth strategy;

•	the impact of federal, state, local and other laws and regulations;

•	the impact of changes in legislation and government policy;

•	the impact of unexpected changes in our tax provisions and adoption of new tax legislation;

•	our ability to utilize our net operating loss carryforwards;

•	natural or man-made disruptions to our distribution and manufacturing facilities;

•	our exposure to environmental liabilities and subjection to environmental laws and regulation;

•	the impact of health and safety laws and regulations;

•	the impact of disruptions to our information technology systems;

•	cybersecurity risks;

•	our exposure to losses if our insurance coverage is insufficient;

•	our ability to operate on multiple Enterprise Resource Planning ("ERP") information systems and convert multiple systems to a single system;

•	the impact of our indebtedness;

•	the impact of the various financial covenants in our secured credit agreement and senior secured notes indenture; and

•	other factors discussed or referred to in the "Risk Factors" section of BMC's most recent Annual Report on Form 10-K filed with the SEC on February 28, 2019.
All such factors are difficult to predict and are beyond BMC's control. All forward-looking statements attributable to BMC or persons acting on BMC's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and BMC undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Relations Contact
BMC Stock Holdings, Inc.
Carey Phelps
(678) 222-1228

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2019	2018
Net sales
Building products	$620,915	$645,954
Construction services	204,490	188,248
	825,405	834,202
Cost of sales
Building products	444,937	480,301
Construction services	164,346	154,817
	609,283	635,118
Gross profit	216,122	199,084

Selling, general and administrative expenses	169,934	160,204
Depreciation expense	9,573	9,506
Amortization expense	4,347	3,657
Merger and integration costs	2,790	1,687
	186,644	175,054
Income from operations	29,478	24,030
Other income (expense)
Interest expense	(6,038)	(5,982)
Other income, net	2,910	1,950
Income before income taxes	26,350	19,998
Income tax expense	6,000	4,639
Net income	$20,350	$15,359

Weighted average common shares outstanding
Basic	66,782	67,138
Diluted	67,282	67,664

Net income per common share
Basic	$0.30	$0.23
Diluted	$0.30	$0.23

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$141,582	$150,723
Accounts receivable, net of allowances	320,088	298,440
Inventories, net	315,323	309,279
Contract assets	33,778	32,348
Prepaid expenses and other current assets	58,677	56,249
Total current assets	869,448	847,039
Property and equipment, net of accumulated depreciation	303,049	294,327
Operating lease right-of-use assets	109,448	—
Customer relationship intangible assets, net of accumulated amortization	177,503	158,563
Other intangible assets, net of accumulated amortization	508	325
Goodwill	275,845	262,997
Other long-term assets	9,386	12,860
Total assets	$1,745,187	$1,576,111
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$199,265	$123,495
Accrued expenses and other liabilities	78,127	110,276
Contract liabilities	32,961	34,888
Income taxes payable	160	902
Interest payable	9,572	4,759
Current portion:
Long-term debt and finance lease obligations	6,497	6,661
Operating lease liabilities	23,820	—
Insurance reserves	16,202	15,198
Total current liabilities	366,604	296,179
Insurance reserves	43,388	41,270
Long-term debt	345,405	345,197
Long-term portion of finance lease obligations	7,301	8,845
Long-term portion of operating lease liabilities	91,380	—
Deferred income taxes	9,805	3,034
Other long-term liabilities	287	6,927
Total liabilities	864,170	701,452
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50.0 million shares authorized, no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value, 300.0 million shares authorized, 68.0 million and 67.7 million shares issued, and 66.5 million and 67.2 million outstanding at March 31, 2019 and December 31, 2018, respectively	680	677
Additional paid-in capital	675,139	672,095
Retained earnings	230,695	210,345
Treasury stock, at cost, 1.5 million and 0.5 million shares at March 31, 2019 and December 31, 2018, respectively	(25,497)	(8,458)
Total stockholders' equity	881,017	874,659
Total liabilities and stockholders' equity	$1,745,187	$1,576,111

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Cash flows from operating activities
Net income	$20,350	$15,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	12,445	12,024
Amortization of intangible assets	4,347	3,657
Amortization of debt issuance costs	421	421
Deferred income taxes	6,771	3,810
Non-cash stock compensation expense	2,915	1,775
(Gain) loss on sale of property, equipment and real estate	(913)	38
Other non-cash adjustments	1,778	619
Change in assets and liabilities, net of effects of acquisitions
Accounts receivable, net of allowances	(9,463)	(33,462)
Inventories, net	1,499	(24,042)
Accounts payable	69,741	40,212
Other assets and liabilities	(32,132)	2,801
Net cash provided by operating activities	77,759	23,212
Cash flows from investing activities
Purchases of businesses, net of cash acquired	(52,012)	(20,970)
Purchases of property, equipment and real estate	(15,429)	(10,244)
Proceeds from sale of property, equipment and real estate	2,343	127
Insurance proceeds	—	1,991
Net cash used in investing activities	(65,098)	(29,096)
Cash flows from financing activities
Proceeds from revolving line of credit	110,987	235,345
Repayments of proceeds from revolving line of credit	(110,987)	(227,616)
Repurchases of common stock under share repurchase program	(15,219)	—
Payments on finance lease obligations	(1,708)	(2,059)
Principal payments on other notes	—	(25)
Other financing activities, net	(4,875)	(2,509)
Net cash (used in) provided by financing activities	(21,802)	3,136
Net decrease in cash and cash equivalents	(9,141)	(2,748)
Cash and cash equivalents
Beginning of period	150,723	11,750
End of period	$141,582	$9,002

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Net Sales by Product Category
(unaudited)

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$141,276	17.1%	$135,829	16.3%	4.0%
Lumber & lumber sheet goods	241,959	29.3%	288,086	34.5%	(16.0)%
Millwork, doors & windows	239,922	29.1%	229,518	27.5%	4.5%
Other building products & services	202,248	24.5%	180,769	21.7%	11.9%
Total net sales	$825,405	100.0%	$834,202	100.0%	(1.1)%

Net Sales by Customer Type
(unaudited)

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018 (a)
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Single-family homebuilders	$628,718	76.2%	$638,858	76.6%	(1.6)%
Remodeling contractors	88,208	10.7%	96,146	11.5%	(8.3)%
Multi-family, commercial & other contractors	108,479	13.1%	99,198	11.9%	9.4%
Total net sales	$825,405	100.0%	$834,202	100.0%	(1.1)%
(a) Certain previously reported amounts for the three months ended March 31, 2018 were revised in the table above.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are intended as supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company believes that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results.

•
Adjusted EBITDA is defined as net income plus interest expense, interest income, income tax expense, depreciation and amortization, merger and integration costs, non-cash stock compensation expense, acquisition costs and other items.

•	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales.

•	Adjusted net income is defined as net income plus merger and integration costs, non-cash stock compensation expense, acquisition costs, other items and after tax effecting those items.

•	Adjusted net income per diluted share is defined as Adjusted net income divided by diluted weighted average shares.
Company management uses Adjusted EBITDA and Adjusted net income for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and the board of directors. The Company believes that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provides additional tools for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company’s calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect any cash requirements for such replacements and (vi) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in conjunction with GAAP results. Readers should review the reconciliations of net income to Adjusted EBITDA and Adjusted net income below, and should not rely on any single financial measure to evaluate the Company’s business.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net income to Adjusted EBITDA and Adjusted net income.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2019	2018
Net income	$20,350	$15,359
Interest expense	6,038	5,982
Interest income	(941)	—
Income tax expense	6,000	4,639
Depreciation and amortization	16,792	15,681
Merger and integration costs	2,790	1,687
Non-cash stock compensation expense	2,915	1,775
Acquisition costs (a)	580	234
Other items (b)	(124)	1,823
Adjusted EBITDA	$54,400	$47,180
Adjusted EBITDA margin	6.6%	5.7%

Net income	$20,350	$15,359
Merger and integration costs	2,790	1,687
Non-cash stock compensation expense	2,915	1,775
Acquisition costs (a)	580	234
Other items (b)	(124)	1,823
Tax effect of adjustments to net income (c)	(1,474)	(1,304)
Adjusted net income	$25,037	$19,574

Diluted weighted average shares	67,282	67,664
Adjusted net income per diluted share	$0.37	$0.29

(a)
Represents costs incurred related to the acquisitions of Barefoot and Company, Locust Lumber and Shone Lumber. For the three months ended March 31, 2019, the amount also includes costs incurred related to the conversion of the ERP system utilized by Shone Lumber.

(b)
For the three months ended March 31, 2019, represents the effect of the settlement of pending litigation for an amount below what was previously accrued. For the three months ended March 31, 2018, represents costs incurred in connection with the departure of the Company’s former chief executive officer and the search for his permanent replacement.

(c)	The tax effect of adjustments to net income was based on the respective transactions’ income tax rate, which was 23.9%, and 23.6% for the three months ended March 31, 2019 and 2018, respectively.